UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2007

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 North Michigan Street, South Bend, Indiana		46601
(Address of principal executive offices)		(Zip Code)

574-235-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1st Source Corporation, the holding company of 1st Source Bank (“1st Source”, NASDAQ: SRCE), and FINA Bancorp, Inc. (“FINA”) jointly announced on February 19, 2007 the execution of a definitive agreement of merger (“Merger Agreement”) in which 1st Source, headquartered in South Bend, Indiana, will acquire FINA in an exchange of cash and stock (“Merger”). FINA, headquartered in Valparaiso, Indiana, operates First National Bank, Valparaiso, a national banking association with 26 offices in Northwest Indiana.

The Merger, approved by the directors of both companies, is valued at approximately $135 million, or $3,206.57 per FINA share. The price represents approximately 196% of book value and 41.5 times 2006 earnings before securities losses. 1st Source will pay a minimum of 40% and a maximum of 42% of the purchase price in shares of 1st Source common stock, and the remainder of the purchase price will be paid in cash. The precise exchange ratio will be established at closing based on 1st Source’s stock price prior to completion of the Merger. FINA shareholders will be able to choose whether to receive 1st Source common stock or cash pursuant to election procedures described in the definitive agreement, subject to 1st Source’s ability to reallocate elections on a proportionate basis. The Merger is expected to be completed in the second quarter of 2007.

The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, contains various representations, warranties and covenants of 1st Source and FINA and certain conditions precedent to the merger. Those conditions include (i) the approval of the merger by the shareholders of FINA, (ii) the receipt of all required regulatory approvals and (iii) the satisfaction or waiver of certain other customary closing conditions. 1st Source has obtained the voting agreement of shareholders holding a majority of the outstanding shares to vote in favor of the Merger.

The foregoing description of the merger and the agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement should not be read alone, but should be read in conjunction with other information regarding 1st Source and FINA, including any proxy statement or prospectus that may be filed in connection with the Merger, as well as the Forms 10-K, 10-Q and other filings of 1st Source with the Securities and Exchange Commission.

Additional Information About This Transaction

1st Source intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain the prospectus of 1st Source relating to the shares to be issued in the merger and the proxy statement of FINA relating to a Special Meeting of Shareholders, at which the Merger Agreement will be considered and voted upon by FINA’s shareholders, as well as other relevant information concerning the Merger. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the Securities and Exchange Commission because they will contain important information. Investors will also be able to obtain the Form S-4 Registration Statement, including the exhibits filed therewith, free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, investors may obtain documents filed with the Securities and Exchange Commission free of charge by requesting them in writing from 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, Attention: Treasurer.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

Item 8.01 Other Events.

In connection with the Merger discussed in Item 1.01 above, 1st Source and FINA issued a joint press release. The release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

2.1
Agreement and Plan of Merger, dated as of February 19, 2007, among 1st Source Corporation, Hickory Acquisition, Inc., FINA Bancorp, Inc. and Wayne B. Welter

Note: Schedules and Exhibits to the Merger Agreement have not been included. The Schedules and Exhibits to the Merger Agreement may qualify certain of the representations, warranties and covenants and do not contain any information that requires disclosure pursuant to any securities laws or rules.

99.1	Joint Press Release dated February 19, 2007 announcing execution of the merger agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: February 20, 2007	/s/CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: February 20, 2007	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer